UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2009

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 23, 2009, Salix Pharmaceuticals, Ltd. issued a press release announcing the close of its previously announced public offering of 5,500,000 shares of its common stock. Prior to the closing of the offering, Jefferies & Company, Inc., acting as the sole book-running manager of the offering, exercised in full its over-allotment option to purchase an additional 825,000 shares of Salix common stock. The exercise of this option increased the size of the offering to an aggregate of 6,325,000 shares of Salix common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On November 23, 2009, Salix consummated the closing of its previously announced public offering of 5,500,000 shares of its common stock. Prior to the closing of the offering, Jefferies & Company, Inc., acting as the sole book-running manager of the offering, exercised in full its over-allotment option to purchase an additional 825,000 shares of Salix common stock. The exercise of this option increased the size of the offering to an aggregate of 6,325,000 shares of Salix common stock. Salix received proceeds, net of offering expenses and underwriting discounts and commissions, of approximately $128.2 million from the offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: November 23, 2009

/S/ ADAM C. DERBYSHIRE
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer

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